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                                                               EXHIBIT 23.2(b)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in this Registration Statement on From S-3 of our report dated March 31, 1997, which appears on page 21 of the annual report on From 10-K of Viewtech Corporation and subsidiary for the year ended December 31, 1997, and to the reference to our Firm under the caption "Experts" in this Prospectus.


/s/ CARPENTER, KUHEN & SPRAYBERRY
---------------------------------
CARPENTER, KUHEN & SPRAYBERRY



Oxnard, California
June 1, 1998